Exhibit 99.2

Annex D-1

ARTICLES SUPPLEMENTARY

SERIES B PREFERRED STOCK

OF

CONSTELLATION ENERGY GROUP, INC.

Pursuant to Section 2-208(b) of

the Maryland General Corporation Law

Constellation Energy Group, Inc. (the "Company"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law (the "MGCL"), hereby certifies as follows:

FIRST: The charter of the Company (as amended and supplemented, the "Articles of Incorporation") authorizes the issuance of up to 25,000,000 shares of preferred stock, par value $0.01 per share (the "Authorized Preferred Stock"), and further authorizes the Board of Directors of the Company to classify any unissued shares of Authorized Preferred Stock by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the shares.

SECOND: On [•], 2008, the Board of Directors of the Company by duly adopted resolutions classified and designated [•] shares of Authorized Preferred Stock as shares of Series B Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption:

1. Designation and Amount; Ranking.

(a) There shall be created from the Authorized Preferred Stock a series of preferred stock, designated as the "Series B Preferred Stock", par value $0.01 per share (the "Preferred Stock"), and the number of shares of such series shall be [•]. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that number of shares of Preferred Stock then outstanding.

(b) The Preferred Stock will, with respect to dividend rights and rights upon a Liquidation or a Change of Control, rank (i) senior to all Junior Stock, (ii) on parity with all Parity Stock and (iii) junior to all Senior Stock.

2. Definitions. As used herein, the following terms shall have the following meanings:

(a) "Accrued Dividends" means, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share through and including such date (whether or not authorized or declared).

(b) "Affiliate" means any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

(c) "Approved Market" shall mean any of the Nasdaq Global Market, the NYSE or the American Stock Exchange.

(d) "Articles" means these Articles Supplementary with respect to the Preferred Stock, as amended from time to time.

(e) "Articles of Incorporation" has the meaning set forth in the recitals.

(f) "Authorized Preferred Stock" has the meaning set forth in the recitals.

(g) "Beneficially Owned" means with respect to any securities having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

(h) "BGE" means Baltimore Gas and Electric Company.

(i) "Board Observer" has the meaning set forth in Section 5(b).

(j) "Board of Directors" means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(k) "Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of Maryland are required or authorized to close.

(l) "Calendar Quarter" means each three-month quarterly period ended March 31, June 30, September 30 or December 31.

(m) "Capital Stock" of any Person means any and all securities (including equity-linked securities), interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preference Stock.

(n) "Change of Control" means the consummation of any transaction or series of related transactions involving (i) any purchase or acquisition (whether by way of merger, share exchange, consolidation, business combination or similar transaction or otherwise) by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (such other Person or group, an "Acquiring Person"), of any of (A) securities representing a majority of the outstanding voting power of the Company entitled to elect the Board of Directors or (B) the majority of the outstanding shares of Common Stock, (ii) any sale, lease, exchange, transfer, license or disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken together as a whole, to an Acquiring Person, that is not the Company or a Subsidiary of the Company (iii) any merger, consolidation or business combination in which the holders of voting securities of the Company immediately prior to the transaction, as a group, do not hold securities representing a majority of the outstanding voting power entitled to elect the board of directors or other governing body of the surviving entity in such merger, consolidation or business combination, (iv) any merger, share exchange, consolidation, business combination or similar transaction or otherwise in which the Holders of the Preferred Stock do not receive securities having the same powers, preferences and rights as provided for herein or (v) Continuing Directors ceasing to constitute a majority of the members of the Board of Directors; provided, however, that the consummation of the sale of the Designated Interest (as defined in the Master Agreement) shall not be deemed to be a Change of Control.
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(o) "Common Stock" means the common stock, no par value, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

(p) "Company" has the meaning set forth in the recitals.

(q) "Continuing Directors" means a director who either was a member of the Board of Directors on the Original Issue Date or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

(r) "Dividend Payment Date" means January 2, April 1, July 1 and October 1, of each year. The first Dividend Payment Date shall be January 2, 2009, provided , that if any such payment date is not on a Business Day then such dividend shall be payable on the next Business Day.

(s) "Dividend Rate" has the meaning set forth in Section 3(a).

(t) "Dividend Record Date" means, with respect to any dividend payable on a Dividend Payment Date, the preceding December 15, March 15, June 15 and September 15, with respect to any dividend payable on any other date, such date as may be determined by the Board of Directors.

(u) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person.

(w) "Holder" or "holder" means a holder of record of shares of the Preferred Stock.
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(x) "Indebtedness for Borrowed Money" means indebtedness for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments (including any Guarantee of any of the foregoing) or deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practice).

(y) "Junior Stock" means all classes of Common Stock and each other class of Capital Stock or series of preferred stock of the Company established after the Original Issue Date by the Board of Directors, the terms of which expressly do not provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights and rights upon a Liquidation or a Change of Control.

(z) "Liquidation" means the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

(aa) "Liquidation Event" has the meaning set forth in Section 4.

(bb) "Liquidation Preference" has the meaning set forth in Section 4.

(cc) "Master Agreement" means that certain Master Put Option and Membership Interest Purchase Agreement, dated as of [•], 2008, by and among the Company, Purchaser and Constellation Energy Nuclear Group, LLC, as amended from time to time.

(dd) "MGCL" has the meaning set forth in the recitals.

(ee) "NYSE" means the New York Stock Exchange, Inc.

(ff) "Original Issue Date" means [•], 2008.

(gg) "Parity Stock" means any class of Capital Stock or series of preferred stock of the Company established after the Original Issue Date by the Board of Directors and in accordance with the terms hereof, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights and rights upon a Liquidation or a Change of Control.

(hh) "Person" means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(ii) "Preference Stock", as applied to the Capital Stock of any Person, means Capital Stock of any series, class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, or as to payments upon a Change of Control, over shares of Capital Stock of any other series or class of such Person.

(jj) "Preferred Stock" has the meaning set forth in Section 1(a).
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(kk) "Purchaser" means [EDF Development Inc., a Delaware corporation].1

(ll) "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is converted or exchanged into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such dividend, distribution, cash, security or other property (whether or not such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

(mm) "Recoverable Amount" has the meaning set forth in Section 7(h).

(nn) "Redemption" has the meaning set forth in Section 6(a).

(oo) "Redemption Notice" has the meaning set forth in Section 6(d).

(pp) "Redemption Price" has the meaning set forth in Section 6(a).

(qq) "Register" has the meaning set forth in Section 3(a).

(rr) "Required Holders" means as of any date the holders of more than 50% of the then-outstanding shares of Preferred Stock, voting together as a single class.

(ss) "Senior Stock" means each class of Capital Stock or series of preferred stock of the Company established after the Original Issue Date by the Board of Directors and in accordance with the terms hereof, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights and rights upon a Liquidation or a Change of Control.

(tt) "Special Triggering Event" means any of the following events:

(i) the failure of the Company to redeem the shares of Preferred Stock required to be redeemed on the applicable redemption date;

(ii) the failure of the Board Observer to be appointed in accordance with Section 5(b); or

(iii) the failure of the Company to reserve and keep available for issuance the number of authorized but unissued shares of Preferred Stock required pursuant to Section 3(a).

(uu) "Stated Value" means $[•] per each share of Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having a similar effect with respect to the Preferred Stock.
________________________
1 Subject to tax analysis, another EDFI entity may be utilized instead.
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(vv) "Subsidiary" means a partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization of which a Person owns, directly or indirectly, more than 50% of the stock or other interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such entity.

(ww) "Trading Day" means a day during which trading securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the Approved Market on which the Common Stock is then listed.

(xx) "Transfer Agent" means American Stock Transfer & Trust Company, the Company's duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock, or such other Transfer Agent as may be appointed by the Company from time to time.

3. Dividends.

(a) From and after the Original Issue Date, the Holders shall be entitled to receive when and as authorized by the Board of Directors out of funds legally available for that purpose, on each Dividend Payment Date, dividends on each share of Preferred Stock, at a rate per annum equal to eight percent (8%) of the Stated Value as of the Dividend Payment Date (the "Dividend Rate"). Dividends shall be cumulative from the Original Issue Date and shall compound quarterly at the Dividend Rate then in effect and be payable quarterly in arrears, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Original Issue Date; provided, that if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day. Dividends shall be payable, at the option of the Company, either (i) in cash, (ii) by issuance of additional shares of Preferred Stock or fractions thereof (based on a value per share of Preferred Stock equal to the Stated Value), or (iii) in any combination thereof. Each dividend shall be payable to the Holders of Preferred Stock as they appear on the securities register maintained in respect of the Preferred Stock by the Company (the "Register") at the close of business on the corresponding Dividend Record Date. All dividends paid with respect to shares of Preferred Stock, whether in cash or shares of Preferred Stock, shall be paid pro rata to the Holders entitled thereto. The amount of dividends payable for any other period shorter or longer than a full dividend period, shall be computed on the basis of twelve 30-day months and a 360-day year. If and when any shares are issued under this Section 3(a) for the payment of Accrued Dividends, such shares shall be validly issued and outstanding and fully paid and nonassessable. Dividend payments, whether in cash or shares of Preferred Stock, shall be aggregated per Holder. Dividend payments (i) in cash shall be rounded to the nearest cent (with $.005 being rounded upward) and (ii) including fractional shares of Preferred Stock shall be calculated out to seven decimal places.

(b) Upon a Special Triggering Event, the then applicable Dividend Rate shall automatically be increased by two percent (2%) per annum from and including the date on which any such Special Triggering Event shall occur through but excluding the date on which the Special Triggering Event shall have been cured or waived by the Required Holders.

(c) No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock or Parity Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sum of cash or shares of Preferred Stock sufficient for the payment thereof is set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock and Parity Stock. Notwithstanding the foregoing, if full cumulative dividends have not been paid on the Preferred Stock and all Parity Stock, all dividends declared and paid on the Preferred Stock and such Parity Stock shall be declared and paid pro rata so that the amounts of dividends declared and paid per share on the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other.
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(d) No dividends or other distributions may be declared, made or paid, or set apart for payment upon, any Junior Stock, nor may any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Junior Stock) by or on behalf of the Company or any of its Subsidiaries, unless all Accrued Dividends shall have been or contemporaneously are declared and paid in cash or shares of Preferred Stock, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and all Parity Stock for all dividend periods terminating on or prior to the dividend payment date for such declaration, payment, redemption, purchase or acquisition; provided, however, that the Company may purchase shares of Common Stock upon the exercise of stock options and vesting of restricted stock for purposes of withholding tax, cashless exercise and to satisfy option exercises in accordance with past practices.

4. Liquidation; Change of Control. In the event of any Liquidation or Change of Control (a "Liquidation Event"), the Holders of Preferred Stock then outstanding shall be entitled to be paid out of the assets and funds of the Company available for distribution to its stockholders an amount in cash per each share of Preferred Stock equal to (a) 100% of the Stated Value for each share of Preferred Stock outstanding on the date of such Liquidation Event, plus an amount equal to (b) all Accrued Dividends thereon to the date of the Liquidation Event before any payment shall be made or any assets distributed to the holders of any of the Junior Stock (the sum of (a) and (b) being referred to as the "Liquidation Preference"). Without limiting any rights and remedies of the Holders, if upon any such Liquidation Event, the remaining assets and funds of the Company available for distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Preferred Stock and any of the holders of any Parity Stock, then the Holders of all such shares shall share ratably in such distribution of the remaining assets and funds of the Company in accordance with the amount which would otherwise be payable on such distribution if the amounts to which the Holders of outstanding shares of Preferred Stock and the holders of outstanding shares of such Parity Stock are entitled were paid in full.

5. Voting Rights; Observer.

The Holders shall be entitled to the following voting rights:

(a) General. The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 5.
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(b) Board Observer.

(i) Within two (2) Business Days following the Original Issuance Date, Purchaser shall have the right to appoint an observer to the Company's Board of Directors (the "Board Observer"). The Board Observer shall have the right to attend and participate in all meetings of, and receive all material distributed to, the Board of Directors, and to request access to information of the type that directors may request, but shall not be entitled to vote at meetings of the Board of Directors or any committees thereof. The Board Observer shall be entitled to attend and participate in each committee of the Board of Directors, except for any committee formed to consider a transaction between the Company and Purchaser, its Affiliates or any Holder that is Affiliated with the Board Observer or an Affiliate of any Holder that is Affiliated with the Board Observer. The Company shall reimburse the Board Observer for all costs and expenses reasonably incurred in connection with attending any meetings of the Board of Directors or committees thereof. Notwithstanding the above, the Company has the right to withhold any information from the Board Observer and to exclude the Board Observer from any meeting or portion thereof of the Board of Directors or committees thereof if access to such information or attendance at such meeting, could:

(1) based on the advice of the Company's outside counsel, adversely affect the attorney-client privilege between the Company and its counsel;

(2) cause the Board of Directors to breach its fiduciary duties; or

(3) result in a conflict between interests of the Company, on the one hand, and those of the Board Observer or its Affiliates, on the other hand.

The Company will use its reasonable best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary set forth in the preceding sentence. Notwithstanding anything in the foregoing to the contrary, the Company shall be entitled to take actions and establish procedures to the extent reasonably required to restrict the access of the Board Observer to any restricted national security data of the Company or of any other Person whose national security data is in the possession or control of the Company. The Board Observer shall not have any authority to bind the Company.

(ii) Notwithstanding the foregoing, at such time as the aggregate amount of outstanding shares of Preferred Stock Beneficially Owned by Purchaser and its Affiliates is less than 33.3% of the shares of Preferred Stock issued to Purchaser or its Affiliates on the Original Issuance Date, Purchaser shall not be entitled to appoint the Board Observer under this Section 5(b).

(c) So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of the stockholders required by law or by the Articles of Incorporation, bylaws of the Company or these Articles, the Company shall not, and shall not permit its Subsidiaries to (in each case, whether by merger, consolidation, reorganization, operation of law or otherwise), without the written consent or affirmative vote at a meeting called for that purpose of the Required Holders:
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(i) in the case of the Company, amend, alter, waive or repeal any provision of its Articles of Incorporation or Bylaws or these Articles (by merger, consolidation or otherwise) in any manner that would adversely affect the rights, preferences or privileges of the Preferred Stock or split, reverse split, subdivide, reclassify or combine the Preferred Stock or create, authorize or issue any Senior Stock or Parity Stock or any security convertible into, or exchangeable or exercisable for, shares of Senior Stock or Parity Stock;

(ii) authorize or effect a voluntary or involuntary liquidation, dissolution or winding up or adopt any plan for the same;

(iii) amend, alter, remove or repeal any provision of the Company's or a Subsidiary's charter (including articles supplementary) or bylaws (or equivalent organizational documents) or create, authorize or issue any shares of Capital Stock having a right to dividends (other than the Common Stock) or redemption;

(iv) (a) incur Indebtedness for Borrowed Money; provided, however, that the Company may incur senior unsecured debt ranking pari passu with the Company's existing senior unsecured debt and BGE shall be permitted to incur Indebtedness for Borrowed Money consistent with past practices and regulatory approvals, (b) increase the amount of the Company's regular quarterly Common Stock dividend, (c) pay or distribute (by means of a dividend or otherwise) assets (including property or cash) to holders of the Company's Capital Stock, other than the payment of cash dividends on the Preferred Stock pursuant to Section 3 or the payment of the Company's regular cash dividend in a manner that otherwise complies with these Articles, as required by the terms of Capital Stock outstanding as of the Original Issuance Date or (d) engage in a self tender offer, redemption or share repurchase (whether privately negotiated or open market repurchases), other than as required by the terms of Capital Stock outstanding as of the Original Issuance Date;

(v) if dividends have not been paid in full to holders of Preferred Stock in accordance with Section 3 hereof on two (2) consecutive Dividend Payment Dates, take any action that requires the approval of holders of Common Stock or other Capital Stock, other than the election of members of the Board of Directors and the ratification of the Company's independent auditor at the Company's regularly scheduled annual stockholders meeting;

(vi) enter into any transaction with any officer, director or Beneficial Owner of five percent (5%) or more of the Common Stock or any Affiliate of the foregoing, other than employment and compensation arrangements for officers, employees and directors in the ordinary course of business consistent with past practice.

Notwithstanding anything contained herein, for so long as the Master Agreement is in effect, the Company shall not be prohibited from taking any action permitted by the Master Agreement.

(d) Any action to be taken at any annual or special meeting of stockholders by the Holders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holder or Holders of shares of Preferred Stock having no less than the minimum number of votes that would be required to take such action at a meeting at which the shares of Preferred Stock were present and voted. Prompt written notice of the taking of any action by the Holders by less than unanimous written consent shall be given to the Holders who did not consent in writing to the action.
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6. Redemption Rights.

(a) Upon either (i) the termination of the Master Agreement by either party pursuant to its terms or (ii) the closing of the sale of the Designated Interest (as defined in the Master Agreement), the Company shall redeem (a "Redemption") all, but not less than all, of the outstanding shares of Preferred Stock for an amount in cash equal to the sum of (a) 100% of the Stated Value for each share of Preferred Stock outstanding on the date of such Redemption, plus an amount equal to (b) all Accrued Dividends thereon to the date of the Redemption (the "Redemption Price").

(b) If the Company is unable to redeem any shares of Preferred Stock then to be redeemed because such Redemption would violate the applicable laws of the State of Maryland, then the Company shall if requested by a Holder of Preferred Stock redeem such shares of Preferred Stock that it is permitted to redeem pursuant to the laws of the State of Maryland and shall redeem such other shares then subject to Redemption as soon thereafter as the Board of Directors determines that the redemption would not violate such laws.

(c) In the event of any Redemption of only a part of the then outstanding Preferred Stock then entitled to be redeemed, the Company shall effect such redemption pro rata among the holders thereof in proportion to the respective amounts which would otherwise be payable in respect to the shares of Preferred Stock held by them upon the date of such Redemption, if all amounts payable on or with respect to said shares were paid in full.

(d) At least ten (10) business days prior to the redemption date written notice shall be mailed, postage prepaid, by the Company to each holder of record of Preferred Stock at his, her or its post office address last shown on the Register, notifying such holder of the Redemption, specifying the redemption date and calling upon such holder to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Preferred Stock to be redeemed (such notice hereinafter referred to as the "Redemption Notice"). On or prior to each redemption date, each holder of Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such redeemed shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Preferred Stock designated for Redemption in the Redemption Notice (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.
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(e) Any shares of Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Company may from time to time take such appropriate corporate action as may be necessary to reduce the Authorized Preferred Stock accordingly.

7. Other Provisions.

(a) Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Maryland law, will have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with these Articles.

(c) The shares of Preferred Stock shall be issuable in whole or fractional shares.

(d) Unless otherwise specifically provided herein, all notice periods referred to herein shall commence on the date following the mailing of the applicable notice.

(e) If at any time the Company is required to make any payment to a Holder pursuant to these Articles, the Company does not have sufficient funds legally available to make such payment, the Company shall, to the extent permitted by applicable law, make as much of such required payment as is, in the good faith determination of the Board of Directors legally permissable, ratably to each Holder in proportion to the number of shares of Preferred Stock held by such Holder, and shall thereafter from time to time, as soon as it shall have funds available therefor, make payment of as much of the remaining amount of such required payment as it legally may until it has made such payment in its entirety. For the avoidance of doubt, such partial payments shall not reduce or waive the rights of the Holders hereunder.

(f) The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to these Articles as a whole and not merely to the specific section, paragraph or clause in which such word appears. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The definitions given for terms in Section 2 and elsewhere in these Articles shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(g) Any of the rights of the Holders set forth herein (including, without limitation, any rights to notices, adjustments, board seats or otherwise) may be waived by any Holder with respect to such Holder and by the affirmative consent or vote of the Required Holders, and such waiver shall be binding on all Holders.

(h) Breach Redemption Right. In the event a court having valid jurisdiction over claim or dispute arising under the Master Agreement determines by a final nonappealable judgment that Purchaser owes damages to the Company under the Master Agreement (the amount of any such damages, the "Recoverable Amount"), the Company shall have the right to redeem that number of shares of Preferred Stock with a Stated Value equal to or less than the Recoverable Amount for $0.01 per share. If certificates are not surrendered upon payment by the Company, such shares so redeemed shall be deemed no longer outstanding. Such redemption shall be made pursuant to Section 6(c), (d) and (e) hereof.
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8. Transferability. Shares of Preferred Stock may not be transferred by any Holder prior to the consummation of the sale of the Designated Interest (as defined in the Master Agreement) unless the transferee acknowledges in writing to the Company that it understands and acknowledges the provisions of Section 8 hereof and Section 9.12 of the Master Agreement. Any such transfer absent such acknowledgement shall be void ab initio.

THIRD: The shares of Series B Preferred Stock have been classified and designated by the Board of Directors of the Company under the authority contained in the Articles of Incorporation.

FOURTH: These Articles Supplementary have been approved by the Board of Directors of the Company in the manner and by the vote required by law.

FIFTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

* * * * *

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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and General Counsel and attested to by its Secretary on this [•] day of [•], 2008.

CONSTELLATION ENERGY GROUP, INC.

By:    ________________________________________
Name:
Title:

ATTEST:

By:    ________________________________________
Name:
Title:

Annex D-2

CONSTELLATION ENERGY GROUP, INC.

INVESTOR RIGHTS AGREEMENT

[•], 2008

TABLE OF CONTENTS

Page

1.	Registration Rights		1
	1.1	Definitions	1
	1.2	Request for Registration	3
	1.3	Company Registration	4
	1.4	Obligations of the Company	4
	1.5	Furnish Information	6
	1.6	Expenses of Demand Registration	6
	1.7	Expenses of Company Registration	7
	1.8	Underwriting Requirements	7
	1.9	Indemnification	8
	1.10	Reports Under Securities Exchange Act of 1934	10
	1.11	Form S-3 Registration	10
	1.12	Assignment of Registration Rights	11
	1.13	Termination of Registration Rights	12
	1.14	Automatic Shelf Registration	12
2.	Covenants of the Company		12
	2.1	Delivery of Financial Statements	12
	2.2	Inspection	13
	2.3	Trading Activities	13
3.	Miscellaneous		14
	3.1	Successors and Assigns	14
	3.2	Governing Law	14
	3.3	Counterparts	15
	3.4	Titles and Subtitles	15
	3.5	Notices	15
	3.6	Expenses	15
	3.7	Amendments and Waivers	15
	3.8	Severability	16
	3.9	Aggregation of Stock	16
	3.10	Termination	16
	3.11	Confidentiality	16

(i)

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of [•], 2008, by and between Constellation Energy Group, Inc., a Maryland corporation (the “Company”) and [EDF Development Inc., a Delaware corporation]1 (the “Investor”).

RECITALS

WHEREAS, the Investor has, pursuant to that certain Series B Preferred Stock Purchase Agreement dated as of the date hereof (the “Stock Purchase Agreement”) between the Company and the Investor, agreed to purchase shares of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”);

WHEREAS, in order to induce the Investor to invest funds in the Company, the Company agreed to grant the Investor certain registration rights and other rights as set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlled by” and “controlled” have meanings correlative to the foregoing.

(c) The term "Contract" means any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind.

(d) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) The term “Holder” means any person owning Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.
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1 Subject to tax analysis, another EDFI entity may be utilized instead.

(f) The term "Joint Venture" of a Person shall mean any Person that is not a Subsidiary of such first Person, in which such first Person or one or more of its Subsidiaries owns directly or indirectly any share, capital stock, partnership, membership or similar interest of any Person or any option therefore (together, "Equity Interests"), other than Equity Interests that represent less than 5% of each class of the outstanding voting securities or other Equity Interests of such second Person, and in which the invested capital associated with such first Person's interest exceeds $100,000,000.

(g) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(h) The term "Person" means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture, group or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

(i) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) The term “Registrable Securities” means (i) the Series B Preferred Stock (including any shares of Series B Preferred Stock issued as a payment-in-kind dividend), (ii) any shares of the Company’s Common Stock, without par value (the “Common Stock”) acquired by the Investor and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above; provided, however, that the term “Registrable Securities” shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Section 1 are not assigned.

(k) The number of shares of “Registrable Securities then outstanding” when referring to the Common Stock, shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(l) The term “SEC” shall mean the Securities and Exchange Commission.

(m) The term "Subsidiary" of a Person means any other Person of which at least a majority of the voting power represented by the outstanding stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity or fifty percent (50%) or more of the equity interests in such corporation or entity shall at the time be owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2 if the Company shall receive at any time a written request from the Investor, requesting that the Company file a registration statement under the Act covering the registration of a portion of the Registrable Securities then outstanding having an aggregate price to the public (net of any underwriter’s discounts or commissions) of not less than $25,000,000, then the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii) effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request pursuant to the terms of this Agreement subject to the limitations of subsection 1.2(b), within fifteen (15) days of the mailing of such notice by the Company in accordance with Section 3.5.

(b) If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). The underwriter will be selected by the Investor and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Investor in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Investor shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the offering in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting by the Investor shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of a majority of the Board of Directors of the Company it would require the disclosure of material nonpublic information concerning the Company, its business or prospects and that such premature disclosure would be materially adverse to the Company, and/or materially interfere with a pending transaction involving the Company or a subsidiary or controlled Affiliate of the Company, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Investor; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration statement filed by the Company subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be effective; or

(iii) if the Investor proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below.

1.3 Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in an employee stock plan or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration at least ten (10) days prior to the initial filing with the SEC of such registration statement. Upon the written request of each Holder given within twenty (20) days after mailing of such notice, the Company shall, subject to the provisions of Section 1.8, include in the registration statement all of the Registrable Securities that each such Holder has requested to be registered; provided, that the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company’s stockholders (including the Holders); provided, however, that the aggregate value of securities (including Registrable Securities) to be included in such registration by the Company’s stockholders (including the Holders) may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement until the earlier of;

(i) the time all of such securities have been disposed of; or

(ii) the expiration of one hundred eighty (180) days.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(h) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in substantially the form as may be given to the underwriters in such public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities solely for the purpose of establishing a “due diligence” defense and (ii) a letter dated such date, from the independent certified public accountants of the Company, in substantially the form as may be given by independent certified public accountants to underwriters in such public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; provided in any such case, the Company is required to provide such opinion or letter, as the case may be, to the underwriters in such offering;

(i) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

(j) Furnish to each selling Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering other than non-substantive cover letters and the like; and

(k) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, blue sky fees and expenses and fees and the reasonable disbursements of counsel for the Company and one counsel for the Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of an adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one demand registration pursuant to Section 1.2.

1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, blue sky fees and expenses and the reasonable fees and disbursements of counsel for the Company and one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting reasonably necessary to effect the offer or sale of the Registrable Securities and as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion, in good faith, will not, jeopardize the success of the offering by the Company or Holders requesting the offering. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering, exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced unless securities of all other selling stockholders are excluded entirely or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, Affiliates, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus, offering circular or other documents contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any Holder’s cumulative, aggregate liability under this Section 1.9(d), or under Section 1.9(b), or under such sections together, exceed the net proceeds from the offering received by such Holder. Notwithstanding anything to the contrary herein, no party shall be liable for contribution under this Section 1.9(d), except to the extent and under the circumstances as such party would have been liable to indemnity under Section 1.9(a) or Section 1.9(b), as the case may be, if such indemnification were enforceable under applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the parties to such agreement.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) if required to file reports with the SEC under the Act, file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Form S-3 Registration.

(a) In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11:

(1) if Form S-3 is not available for such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of a majority of the Board of Directors of the Company, it would require the disclosure of material nonpublic information concerning the Company, its business or prospects and that such premature disclosure would be materially adverse to the Company, and/or materially interfere with a pending transaction involving the Company or a subsidiary or controlled Affiliate of the Company, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.11;

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(iii) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.11 (other than underwriting discounts and commissions and fees and disbursements of counsel for the Holders), including (without limitation) all registration, filing, qualification, printer’s and accounting fees and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of such securities provided (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (a) three (3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (b) as to any Holder, such time at which all Registrable Securities held by such Holder can be sold in any 90 day period without registration in compliance with Rule 144 of the Act.

1.14 Automatic Shelf Registration. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Act) (a “WKSI”) at the time any Registration request is submitted to the Company, and such Registration request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. Subject to Section 1.13, if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall, upon written request by the Holders, refile a new automatic shelf registration statement covering the Registrable Securities, if there are any remaining Registrable Securities covered thereunder. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. At any time that the Company is not required to file periodic reports with the SEC, the Company shall deliver to the Investor:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by (i) a “Big 4” independent (or its successor) accounting firm selected by the Company or (ii) a Nationally recognized accounting firm reasonably acceptable to the Investor;

(b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;

(c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail;

(d) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

(e) notices of events that have or may have a material effect on the Company as soon as practicable following the occurrence of any such event; and

(f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

2.2 Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3 Trading Activities. With respect to the trading portfolio of the Company, its Subsidiaries and its Joint Ventures, including hedging, energy and energy-related trading and commodity price risk transactions (the "Trading Activities"), the Company agrees, each as to itself and each of its Subsidiaries and its Joint Ventures:

(a) to conduct its Trading Activities in a manner substantially similar with current practice and in compliance with the risk parameters, limits and guidelines, including daily value at risk and stop loss limits and liquidity guidelines, approved by the Company's corporate risk management committee (the "Company Trading Guidelines"), attached hereto as Exhibit A;

(b) to maintain the value-at-risk of the mark-to-market portfolios of the Company and its marketing and trading Subsidiaries and Joint Ventures based on a four standard deviation move in prices and a one-day holding period (the "VaR") within the VaR limits approved by the Company's Board of Directors as set forth in Exhibit B to this Agreement (the "Company Approved VaR Limit");

(c) to comply with prudent policies, practices and procedures with respect to risk management and trading limitations, including the Company Trading Guidelines. The Company will provide the Investor with a full and complete monthly report on its Trading Activities and its compliance with the Company Trading Guidelines and the Company Approved VaR Limit and any other information concerning Trading Activities that the Investor may reasonably request. The Company will allow the Investor and its representatives reasonable access to the customer supply and global commodities operations of the Company, its Subsidiaries and its Joint Ventures and their respective books and records, and develop appropriate procedures to permit the Investor and its representatives to monitor the Company's, its Subsidiaries' and its Joint Ventures' compliance with the Company Trading Guidelines. The Company will not amend or rescind the Company Trading Guidelines;

(d) the Company will not (nor will it permit any of its Subsidiaries or its Joint Ventures to) enter into, amend or otherwise modify any Contract which is subject to the Company Trading Guidelines in any manner which is not consistent with the Company Trading Guidelines; and

(e) the Company shall not (and shall cause its Subsidiaries and its Joint Ventures not to) authorize or enter into an agreement to do any of the actions prohibited by the foregoing.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). The Investor is expressly permitted to assign any of its rights, interests and obligations hereunder to an Affiliate of the Investor. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law.

(a) This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to any conflicts of laws that would apply the laws of another jurisdiction.

(b) Except as otherwise specifically provided herein, all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "Rules") by three arbitrators. The disputing parties shall each nominate one arbitrator, and those arbitrators so nominated shall then nominate a third arbitrator within twenty (20) days of the confirmation of the appointment of the second arbitrator by the ICC Court of Arbitration in accordance with the Rules. The place of arbitration shall be New York. The language of the arbitration shall be English. The arbitral tribunal shall render a reasoned award within six months from the date of signature of the terms of reference. Any party shall have the right to have recourse to and shall be bound by the Pre-arbitral Referee Procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.

(c) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereby waive to the extent permitted by applicable law any rights to appeal or to review of such award by any court or tribunal. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, electronic mail or nationally recognized overnight courier service or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities of the Company held or acquired by a stockholder and its affiliates (as defined in Rule 144 of the Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Termination. This agreement shall terminate with respect to any Holder when such Holder Beneficially Owns no shares of Preferred Stock.

3.11 Confidentiality. The Investor agrees to keep any information obtained hereunder confidential.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CONSTELLATION ENERGY GROUP, INC.

By:  _______________________________
Name:
Title:

[EDF DEVELOPMENT INC.]

By:  _______________________________
Name:
Title:

EXHIBIT A

[Company Trading Guidelines]

EXHIBIT B

[Company Approved VaR Limit]

Annex D-3

STOCK PURCHASE AGREEMENT

by and between

CONSTELLATION ENERGY GROUP, INC.

and

[EDF DEVELOPMENT INC.]

[•], 2008

TABLE OF CONTENTS

Page

1.	Definitions		1
2.	Authorization, Purchase and Sale of Stock		3
	2.1	Authorization	3
	2.2	Purchase and Sale of the Preferred Stock	4
	2.3	Closing	4
3.	Representations and Warranties of the Company		4
	3.1	Corporate Existence and Power	4
	3.2	Capitalization	4
	3.3	Authorization	6
	3.4	Valid Issuance	6
	3.5	No Conflict	7
	3.6	Preference	7
	3.7	General Solicitation; No Integration	7
	3.8	No Regulatory Approvals	7
4.	Representations and Warranties of the Purchaser		7
	4.1	Organization	7
	4.2	Authorization	7
	4.3	No Conflict	8
	4.4	Purchase Entirely for Own Account	8
	4.5	Investor Status	8
	4.6	Preferred Stock Not Registered	8
5.	Covenants		8
	5.1	Reasonable Best Efforts	8
	5.2	Interim Actions	9
	5.3	Payments	9
	5.4	Tax Treatment of Preferred Stock	9
6.	Conditions Precedent		9
	6.1	Conditions to the Obligations of Each Party	9
	6.2	Conditions to the Obligations of the Company	10
	6.3	Conditions to the Obligations of the Purchaser	10
7.	Termination		11
	7.1	Conditions of Termination	11
	7.2	Effect of Termination	11
8.	Miscellaneous Provisions		11
	8.1	Public Statements or Releases	11
	8.2	Interpretation	11
	8.3	Notices	12
	8.4	Severability	13
	8.5	Governing Law	13
	8.6	Waiver	13
	8.7	Expenses	14
	8.8	Successors and Assigns	14

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8.9	Third Parties	14
8.10	Counterparts	14
8.11	Entire Agreement; Amendments	14
8.12	Survival	14
8.13	Representation by Counsel; Mutual Drafting	14

Exhibits
Exhibit A	Amended and Restated Investor Agreement
Exhibit B	Investor Rights Agreement
Exhibit C	Master Agreement
Exhibit D	Articles Supplementary

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STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of [•], 2008 (this "Agreement"), by and between CONSTELLATION ENERGY GROUP, INC., a Maryland corporation (the "Company"), and [EDF DEVELOPMENT INC., a Delaware corporation]1 (the "Purchaser").

WHEREAS, the Company has authorized the issuance of up to [•] shares of its Series B Preferred Stock, par value $0.01 per share (the "Preferred Stock").

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, as an investment in the Company, shares of Preferred Stock, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants in this Agreement contained, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlled by" and "controlled" have meanings correlative to the foregoing.

"Amended and Restated Investor Agreement" means the Amended and Restated Investor Agreement dated as of the Closing Date, by and between the Company and the Purchaser, in substantially the form attached hereto as Exhibit A.

"Board of Directors" means the Board of Directors of the Company.

"Business Day" means any day other than the days on which banks in New York, New York or Baltimore, Maryland are required or authorized to close.

"Common Stock" means the shares of common stock, without par value, of the Company.

"Company Joint Venture" means any Person that is not a Company Subsidiary, in which the Company or one or more of the Company Subsidiaries owns directly or indirectly any Equity Interests, other than Equity Interests that represent less than 5% of each class of the outstanding voting securities or other Equity Interests of such Person, and in which the invested capital associated with the Company's or the Company Subsidiary's interest exceeds $100,000,000.
________________________
1  Subject to tax analysis, another EDFI entity may be used instead.

"Company Subsidiary" means a Subsidiary of the Company.

"Equity Interests" means any share, capital stock, partnership, membership or similar interests of an Person or any option therefore.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Governmental Authority" means any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or any government or political subdivision thereof, in each case, whether national, federal, tribal, provincial, state, regional, local or municipal, or any self-regulatory organization.

"Investor Rights Agreement" means the Investor Rights Agreement dated as of the Closing Date, by and among the Company and the Purchaser, in substantially the form attached hereto as Exhibit B.

"Law" means applicable statutes, common law, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, writs, decrees, licenses, governmental guidelines or interpretations having the force of law, permits, rules and bylaws, in each case, of a Governmental Authority.

"Master Agreement" means the Master Put Option and Membership Interest Purchase Agreement dated as of the date hereof, by and between the Company, the Purchaser and Constellation Energy Nuclear Group, LLC, attached hereto as Exhibit C, as amended from time to time.

"Material Adverse Effect" means any event, change or occurrence or development of a set of circumstances or facts, which, individually or together with any other event, change, occurrence or development, has or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of the Company, the Company Subsidiaries or the Company Joint Ventures taken as a whole; provided, however, that the term "Material Adverse Effect" shall not include (i) any such effect relating to or resulting from general changes in the nuclear, electric or natural gas utility industry, other than such effects having a disproportionate impact on the Company as compared to similarly situated Persons, (ii) any such effect resulting from changes in Law or GAAP (as defined in the Master Agreement), other than such effects having a disproportionate impact on the Company as compared to similarly situated Persons, (iii) any such effect resulting from changes in financial markets or general economic conditions, other than such effects having a disproportionate impact on the Company as compared to similarly situated Persons, and (iv) any such effect resulting from the announcement of the execution of the Master Agreement (except to the extent that the Company has made an express representation with respect to the effect of such execution on the Company and the Company Subsidiaries and the Company Joint Ventures), including any such change resulting therefrom in the market value of the Company Common Stock; provided, however, that, notwithstanding any provision of this sentence to the contrary, (x) the occurrence of an Insolvency Event (as defined in the Master Agreement) in respect of the Company or any Company Subsidiary or (y) any event, change, occurrence or development that is reasonably likely to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, shall be deemed to cause a Material Adverse Effect. As used in this Agreement, the term "knowledge" when referring to the knowledge of the Company or any Company Subsidiary or any Company Joint Venture shall mean the actual knowledge of the Company officers listed on Section [4.14(b)(ii)] of the Company Disclosure Letter (as defined in the Master Agreement) as would have been acquired in the prudent exercise of their duties.
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"Person" means any individual, corporation, company, limited liability company, partnership, association, trust, joint venture, group or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

"Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

"Subsidiary" means with respect to any Person (a) any corporation with respect to which such Person, directly or indirectly, through one or more Subsidiaries, (i) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or (ii) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation; (b) any partnership with respect to which (i) such Person or a Subsidiary of such Person is a general partner, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein or (iii) such Person or its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof; (c) any limited liability company with respect to which (i) such Person or a Subsidiary of such Person is the manager or managing member, (ii) such Person or its Subsidiaries together own more than 50% of the interests therein or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof; or (d) any other entity in which such Person has, and/or one or more of its Subsidiaries have, directly or indirectly, (i) at least a 50% ownership interest or (ii) the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.

"Transaction Agreements" shall mean this Agreement and the Investor Rights Agreement.

2. Authorization, Purchase and Sale of Stock.

2.1 Authorization. The Company has or, on or before the Closing Date, will have authorized and created a series of its preferred stock consisting of [•] shares of Preferred Stock, par value $0.01 per share, designated as its "Series B Preferred Stock." The terms, limitations and relative rights and preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the Preferred Stock are set forth in the Articles Supplementary of the Company, a copy of which is attached hereto as Exhibit D (the "Articles Supplementary"), which will be filed by the Company on or before the Closing Date with the Maryland State Department of Assessments and Taxation.
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2.2 Purchase and Sale of the Preferred Stock. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, [•] shares of Preferred Stock (the "Investment") at a purchase price of $[•] per share.

2.3 Closing. The closing of the purchase and sale of the Preferred Stock (the "Closing") shall take place (i) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 or (ii) at such other place and at such date and time as the Company and the Purchaser may agree (the actual date of the Closing, the "Closing Date"), as soon as reasonably practicable but, in any event, no later than the first (1st ) Business Day after the day on which the last condition set forth in Section 6 is satisfied or waived (other than those conditions that by their nature cannot be satisfied until the Closing Date, but subject to the satisfaction or waiver of such conditions). At the Closing, the Company shall deliver to the Purchaser certificates representing the shares of Preferred Stock against payment by the Purchaser of $[1,000,000,000] by wire transfer of immediately available United States funds to the Company (the "Purchase Price").

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

3.1 Corporate Existence and Power. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction, except where the failure to be in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 600,000,000 shares of Company Common Stock, without par value (the "Company Common Stock"), and 25,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). At the close of business on, [•], 2008, (A) [178,425,915] shares of Company Common Stock were issued and outstanding, of which [866,625] shares were subject to future vesting requirements or risk of forfeiture back to the Company or a right of repurchase by the Company (collectively, "Company Restricted Stock") and (B) [7,866,057] shares of Company Common Stock were reserved and available for issuance pursuant to the 2002 Senior Management Long-Term Incentive Plan, Executive Long-Term Incentive Plan, Management Long-Term Incentive Plan, the 1995 Long-Term Incentive Plan and the 2007 Long Term Incentive Plan (such plans, collectively, the "Company Stock Plans"), of which [6,821,218] shares were subject to outstanding options to purchase shares of Company Common Stock with a weighted average exercise price of $62.69 per share (such outstanding options, together with any options to purchase shares of Company Common Stock granted after [•], 2008, under the Company Stock Plans, the "Company Employee Stock Options"), and [270,052] shares of Company Common Stock were subject to restricted stock unit awards granted under the Company Stock Plans (such unit awards, together with any other restricted stock unit awards granted after [•], 2008, the "Company Restricted Units").
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(b) No shares of capital stock or other voting securities or Equity Interests of the Company were issued, reserved for issuance, outstanding or held by the Company in its treasury. As of the date of this Agreement, (A) except as set forth in Section 3.2(a), there were no outstanding options, stock appreciation rights, "phantom" stock rights, performance awards, units, dividend equivalent awards, rights to receive shares of Company Common Stock on a deferred basis, rights to purchase or receive Company Common Stock or other rights that are linked to the value of Company Common Stock issued or granted by the Company or any of the Company Subsidiaries or Company Joint Ventures to any current or former director, officer, employee or consultant of the Company or any of the Company Subsidiaries or Company Joint Ventures and (B) no shares of Company Restricted Stock or Company Restricted Units were subject to performance-based vesting criteria. All outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the exercise of Company Employee Stock Options and the vesting of company performance units and Company Restricted Units will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Maryland General Corporation Law, as amended, the articles of incorporation of the Company as in effect from time to time, the by-laws of the Company as in effect from time to time, or any contract to which the Company is a party or otherwise bound. During the period from [•], 2008, to the date of this Agreement, there have been no issuances, reservations for issuance or grants by the Company or any of the Company Subsidiaries or Company Joint Ventures of any shares of capital stock (including Company Restricted Stock) or other voting securities or Equity Interests of the Company (other than issuances or grants of shares of Company Common Stock pursuant to (i) the Company Shareholder Investment Plan and (ii) the Company Employee Savings Plan, the Company Represented Employee Savings Plan for Nine Mile Point and the Company Non-Represented Employee Savings Plan for Nine Mile Point in the ordinary course of business consistent with past practice and (iii) the exercise of Company Employee Stock Options outstanding on [•], 2008, as required by their terms as in effect on [•], 2008).

(c) There are no outstanding bonds, debentures, notes or other indebtedness of the Company or any of the Company Subsidiaries or Company Joint Ventures having the right to vote on any matters on which holders of capital stock or other Equity Interests of the Company or any of the Company Subsidiaries or Company Joint Ventures may vote ("Company Voting Debt").

(d) Except as set forth in Section 4.3(d) of the Disclosure Schedule to this Agreement that is being delivered by the Company concurrent herewith, as of the date of this Agreement, there are (A) no options, warrants, calls, rights, convertible or exchangeable securities, commitments, contracts, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries or the Company Joint Ventures is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries or the Company Joint Ventures to issue, deliver or sell, or cause to be issued, delivered or sold, (1) shares of capital stock or other voting securities or Equity Interests of, or any security convertible or exercisable for or exchangeable into any capital stock or other voting securities or Equity Interests of, the Company or any of the Company Subsidiaries or the Company Joint Ventures or (2) any Company Voting Debt and (B) no other rights the value of which is in any way based on or derived from, or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock or other voting securities or Equity Interests of the Company or any of the Company Subsidiaries or the Company Joint Ventures. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of the Company Subsidiaries or the Company Joint Ventures to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or the Company Joint Ventures.
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(e) None of the Company nor any of the Company Subsidiaries or the Company Joint Ventures is a party to any voting agreement with respect to the voting of any shares of capital stock or other voting securities or Equity Interests of the Company or any of the Company Subsidiaries or the Company Joint Ventures.

3.3 Authorization. The Company has all requisite corporate power to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Preferred Stock, and the filing of the Articles Supplementary, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby (the "Transactions") has been taken. The execution, delivery and performance of the Transaction Agreements by the Company and the consummation of the Transactions do not require any approval of the Company's stockholders. Assuming this Agreement constitutes the legal and binding agreement of the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Board of Directors has taken all action necessary to render inapplicable, as it relates to Purchaser and its controlled Affiliates, the provisions of the Maryland Business Combination Act. At or prior to the Closing, the Company will have reserved for issuance the shares of Preferred Stock initially issuable upon any payment-in-kind dividend with respect to the Preferred Stock pursuant to Section 3(a) of the Articles Supplementary (the "Dividend Shares").

3.4 Valid Issuance. The Preferred Stock being purchased by the Purchaser pursuant to this Agreement will, upon issuance pursuant to the terms of this Agreement and upon payment therefor, be duly authorized, validly issued, fully paid and non-assessable, free and clear of preemptive or similar rights. Upon their issuance in accordance with the terms of the Articles Supplementary, Dividend Shares will be duly authorized, validly issued, fully paid and non-assessable, free and clear of preemptive or similar rights. Subject to the accuracy of the representations made by the Purchaser in Section 4, the Preferred Stock will be issued to the Purchaser in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act. As of the date hereof, the Company is eligible to file a registration statement on Form S-3 under the Securities Act and is current in its filings with the SEC under Section 13(a) of the Exchange Act.
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3.5 No Conflict. No material consent, approval, order or authorization from any Person (other than the Purchaser and its Affiliates) or Governmental Authority that has not been obtained is required for the (i) execution, delivery and performance of this Agreement by the Company, or (ii) the issuance of the Preferred Stock. The execution, delivery and performance of the Transaction Agreements by the Company and the consummation of the other transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the charter or bylaws of the Company, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other material agreement or instrument to which the Company, the Company Subsidiaries, the Company Joint Ventures or their respective subsidiaries is a party or by which any of them is bound or to which any of their properties is subject or (iii) conflict with or violate any applicable Law, other than, in the case of (ii) and (iii) above, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.6 Preference. The Company has no authorized or outstanding class of securities ranking as to dividends, redemption or distribution of assets upon a liquidation senior to or pari passu with the Preferred Stock.

3.7 General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) of investors with respect to offers or sales of the Preferred Stock. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Preferred Stock sold pursuant to this Agreement.

3.8 No Regulatory Approvals. There are no regulatory approvals or consents required for the authorization of the Preferred Stock, and the filing of the Articles Supplementary, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of [Delaware] and has the requisite power and authority to consummate the transactions contemplated by this Agreement and the other Transaction Agreements to which it will be a party and to perform each of its obligations hereunder and thereunder.

4.2 Authorization. All corporate, member or partnership action on the part of the Purchaser or its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the Transactions has been taken. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
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4.3 No Conflict. No material consent, approval, order or authorization of any third party is required for the execution, delivery and performance of this Agreement by the Purchaser. The execution, delivery and performance of the Transaction Agreements by the Purchaser and the consummation of the other transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational documents of the Purchaser or (ii) conflict with or violate any applicable Law, other than, in the case of (ii) above, as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Purchaser to perform its obligations under the Transaction Agreements.

4.4 Purchase Entirely for Own Account. The Purchaser is acquiring the Preferred Stock for its own account and not with a view to, or for sale in connection with, any distribution of the Preferred Stock in violation of the Securities Act. The Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Preferred Stock.

4.5 Investor Status. The Purchaser certifies and represents to the Company that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser's financial condition is such that it is able to bear the risk of holding the Preferred Stock for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.6 Preferred Stock Not Registered. The Purchaser understands that the Preferred Stock has not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Preferred Stock must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

5. Covenants.

5.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all appropriate actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the Transactions, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary filings, consents, waivers, approvals, authorizations, licenses, consents, certificates, registrations, approvals or other permits of any Governmental Authority or orders from all Governmental Authorities or other Persons; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay any fee, penalty or other consideration to obtain any consent, approval or waiver required for the consummation of the Transactions under any contract.
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5.2 Interim Actions. If during the period between the date hereof and the earlier of the Closing Date and the date this Agreement is terminated, the Company takes any action that, had the Preferred Stock been outstanding at such time, (i) would have resulted in a distribution or payment to the holders of the Preferred Stock, (ii) would, or together with other like events could, have resulted in any adjustments to the terms of the Preferred Stock, or (iii) would have required the prior approval of or consent by the holders of the Preferred Stock, then the taking of any such action by the Company shall require the approval of the Purchaser.

5.3 Payments. All payments made to the Purchaser in connection with the Preferred Stock shall be made by wire transfer of immediately available United States funds.

5.4 Tax Treatment of Preferred Stock. The Company fully expects to pay the dividends on the Preferred Stock and therefore shall not treat any accruing dividends as giving rise to any redemption premium.

6. Conditions Precedent.

6.1 Conditions to the Obligations of Each Party. The obligations of the Company and the Purchaser to consummate the purchase and sale of the Preferred Stock at the Closing are subject to the satisfaction or waiver of the following conditions:

(a) All regulatory approvals, if any, required in connection with the purchase and sale of the Preferred Stock shall have been obtained.

(b) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court or agency of competent jurisdiction (each, a "Restraint") shall be in effect which prohibits, restrains or renders illegal the consummation of the Investment (provided, that prior to asserting this condition, the party asserting this condition shall have used its best efforts (in the manner contemplated by Section 5.1) to prevent the entry of any such Restraint and to appeal as promptly as practicable any judgment that may be entered).

(c) The Investor Rights Agreement shall be in full force and effect.

(d) The Master Agreement shall be in full force and effect.

(e) The Amended and Restated Investor Agreement shall be in full force and effect.
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6.2 Conditions to the Obligations of the Company. The obligation of the Company to consummate the sale of the Preferred Stock to the Purchaser at the Closing is subject to the satisfaction or waiver of the following further conditions:

(a) The representations and warranties contained herein of the Purchaser shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except where the failure to be so true and correct would not, individually or in the aggregate, as of the date hereof and as of the Closing Date has not had, and would not be reasonably likely to have an effect on the Purchaser that will, or would reasonably be expected to, materially delay or hinder the ability of the Purchaser to perform its obligations under the Transaction Agreements; provided, however, that such representations and warranties made as of a specific date need only be true and correct (subject to the qualifications set forth above) as of such date only.

(b) The Purchaser shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder at or prior to the Closing.

6.3 Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the sale of the Preferred Stock to the Purchaser at the Closing is subject to the satisfaction or waiver of the following further conditions:

(a) The representations and warranties of the Company (i) set forth in Sections 3.2(a), 3.4 and 3.6 shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date and (ii) set forth in Article III, other than in Sections 3.2(a), 3.4 and 3.6, shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (without giving effect to qualifications as to materiality or Material Adverse Effect contained therein), except where the failure to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that such representations and warranties made as of a specific date need only be true and correct (subject to the qualifications set forth above) as of such date only.

(b) As of the date hereof, the Company is able to deliver the certificate contemplated by Section 7.2(d) of the Master Agreement assuming for the purposes of this Section 6.3(b) that the closing of the sale of the Designated Interest (as defined in the Master Agreement) occurred on the Closing Date.

(c) The Articles Supplementary shall have been filed by the Company with, and accepted for record by, the State Department of Assessments and Taxation of Maryland, and satisfactory evidence of such filing and acceptance for record shall have been delivered to the Purchaser.

(d) The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder at or prior to the Closing.
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(e) There shall not have been any Material Adverse Effect since the date hereof.

7. Termination.

7.1 Conditions of Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time before the Closing:

(a) by mutual consent of the Company and the Purchaser;

(b) by either the Company, on the one hand, or the Purchaser, on the other hand, if:

(i) the Closing shall not have occurred on or prior to 5:00 p.m., New York time, on [•], 2008 and the party or parties seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached in any material respect its or their obligations under this Agreement;

(ii) any Restraint having the effect set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable; or

(iii) the Master Agreement is terminated.

7.2 Effect of Termination. In the event of any termination pursuant to Section 7.1, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Purchaser, or their directors, officers, agents or stockholders, with respect to this Agreement, other than in respect of willful breach.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases. Purchaser and the Company will consult with each other before issuing, and provide each other the reasonable opportunity to review, comment upon and concur with, any press release or other public statements with respect to this letter agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, unless required by applicable law or the rules of a national securities exchange. In the event that any party concludes that it is required by law or relevant stock exchange rules to make a public statement with respect to this letter agreement or the transactions contemplated hereby or make any public filing with respect thereto, including any filing with the Securities and Exchange Commission, such party will immediately provide to the other parties hereto for review a copy of any such press release, statement or filing, and will not issue any such press release, or make any such public statement or filing, prior to such consultation and review, unless required by applicable law or the rules of a national securities exchange.

8.2 Interpretation. Section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The phrase "the date of this Agreement," and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined in this Agreement will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party must be agreed to in writing by such party unless otherwise indicated in this Agreement. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).
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8.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), or by facsimile or email, and shall be given:

(a)   if to the Company, to:

Constellation Energy Group, Inc.
750 E. Pratt Street
Baltimore, Maryland 21202
Attention: Charles Berardesco
Fax: (410) 470-5741
Email: [to come]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
Attention:	George Stamas Mark Director
Fax: (202) 879-5200
Email: [to come]

(b)   if to the Purchaser, to:

EDF Development Inc.
c/o Électricité de France International, S.A.
20 Place de la Défense
Paris la Défense Cedex, France 92050
Attention: [to come]
Phone: [to come]
Fax: [to come]
Email: [to come]

with a copy to (which shall not constitute notice):
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Michael P. Rogan, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Ave., N.W.
Washington, D.C. 20005
Fax: (202) 661-8200

or such other address, facsimile number or email address as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile or email, when such facsimile or email is transmitted to the facsimile number or email address specified above and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this Section 8.3.

8.4 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties.

8.5 Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(b) Except as otherwise specifically provided herein, all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "Rules") by three arbitrators. The disputing parties shall each nominate one arbitrator, and those arbitrators so nominated shall then nominate a third arbitrator within twenty (20) days of the confirmation of the appointment of the second arbitrator by the ICC Court of Arbitration in accordance with the Rules. The place of arbitration shall be New York. The language of the arbitration shall be English. The arbitral tribunal shall render a reasoned award within six months from the date of signature of the terms of reference. Any party shall have the right to have recourse to and shall be bound by the Pre-arbitral Referee Procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.

(c) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereby waive to the extent permitted by applicable law any rights to appeal or to review of such award by any court or tribunal. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

8.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
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8.7 Expenses. Each of the Company and the Purchaser shall be responsible for their own expenses incurred in connection with the Investment and the other transactions contemplated by the Transaction Agreements.

8.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (and any purported assignment without such consent shall be void and without effect), provided, however, that the Purchaser may assign any of its rights, interests and obligations hereunder to an Affiliate, provided that the Purchaser may not assign any of its rights, interests and obligations hereunder to an Affiliate if such assignment would, or would reasonably be expected to, materially delay or hinder the ability of the Purchaser to perform its obligations under Section 2.2 hereto, and provided further that no such assignment shall relieve the Purchaser from any of its agreements and obligations hereunder.

8.9 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party nor create or establish any third party beneficiary to this Agreement or any other Transaction Agreement.

8.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.11 Entire Agreement; Amendments. This Agreement, the Investor Rights Agreement and the Master Agreement, constitute the entire agreement between the parties respecting the subject matter of this Agreement and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties unless made in writing and duly executed by the parties.

8.12 Survival. The representations and warranties contained in this Agreement shall terminate upon the first to occur of the Closing or the termination of this Agreement; provided, however, that in the event the Closing occurs, the representations and warranties in Section 3.1, 3.3, 3.4 and 3.5 shall survive and remain in effect until the redemption by the Company of all outstanding shares of Preferred Stock.

8.13 Representation by Counsel; Mutual Drafting. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement and hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
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* * * *

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CONSTELLATION ENERGY GROUP, INC.

By:    _________________________________
Name:
Title:

[EDF DEVELOPMENT INC.]

By:    _________________________________
Name:
Title:

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EXHIBIT A

Amended and Restated Investor Agreement

[to come]

EXHIBIT B

Investor Rights Agreement

EXHIBIT C

Master Agreement

EXHIBIT D

Articles Supplementary